EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-119697, 333-137107, 333-166542, 333-181445, 333-196397, 333-204353, 333-218108, and 333-231566) of Huron Consulting Group Inc. of our report dated February 25, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 25, 2020